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                                                                    EXHIBIT 10.8

                              INDEMNITY AGREEMENT

         This Indemnity Agreement ("Agreement") is made and entered into by and between Michael Holdings, Inc. a Texas corporation ("Company"), and ______________ ("Indemnitee") (together, the "Parties").

                                  INTRODUCTION

         Indemnitee is a director of the Company. The Parties desire that the Company provide indemnification (including advancement of expenses) to Indemnitee against any and all liabilities asserted against Indemnitee to the fullest extent permitted by the Texas Business Corporation Act - ("Act"), as the Act presently exists and may be expanded from time to time. Based on such premise, and for certain good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

         1. Continued Service. Indemnitee will serve as a director of the Company for so long as Indemnitee is duly elected and qualified in accordance with the Bylaws of the company or until Indemnitee tenders his registration to the Company.

         2. Indemnification. The Company shall indemnify Indemnitee when he was, is or is threatened to be made a named defendant or respondent in a proceeding because Indemnitee is or was a director of the Company but only if it is determined in accordance with Section 5 below that Indemnitee:

         2.1     conducted himself in good faith;

         2.2     reasonably believed:

         (i) in the case of conduct in his official capacity as a director of the Company, that his conduct was in the Company's best interests; and

         (ii) in all other cases, that his conduct was at least not opposed to the Company's best interests; and

         2.3 in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         The termination of a proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that Indemnitee did not meet the requirements set forth in this
Section 2.

         3. Limitation on Indemnification. Except to the extent permitted by Section 4 below, Indemnitee shall not be indemnified under Section 2 above in respect of a proceeding:

         3.1 in which Indemnitee is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in his official capacity; or

         3.2     in which Indemnitee is found liable to the Company.
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         For the purposes hereof, Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

         4. Extent of Indemnification. If Indemnitee is entitled to indemnification under Section 2, the Company shall indemnify Indemnitee against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by Indemnitee in connection with the proceeding; however, if the Indemnitee is found liable to the Company or is found liable on the basis that personal benefit was improperly received by Indemnitee, the indemnification (1) shall be limited to reasonable expenses actually incurred by Indemnitee in connection with the proceeding, and (2) shall not be made in respect of any proceeding in which Indemnitee shall have been found liable for willful or intentional misconduct in the performance of Indemnitee's duty to the Company. The reasonableness of the Indemnitee's expenses contemplated in this Section 4 shall be determined in the same manner that the determination of indemnification is made under Section 5.

         5.      Determination of Indemnification.

         5.1 a determination of whether Indemnitee is entitled to indemnification under Section 2 shall be made:

         (i) by the Board of Directors of the Company by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding;

         (ii) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting sole of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding;

         (iii) by special legal counsel selected by the Board of Directors or a committee of the Board of Directors by vote as set forth in paragraphs 5.1(i) or 5.1(ii) of this Section 5, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

         (iv) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

         5.2 the Board of Directors, independent legal counsel or shareholders, as the case may be, shall make such determination of indemnification under paragraph (a) of this Section 5 in accordance with the following procedures:

         (i) Indemnitee may submit to the Board of Directors a sworn statement Request for Indemnification, substantially in the form of Exhibit A, in which the Indemnitee requests indemnification from the Company pursuant to this Agreement and states that he has met the standard of conduct required for indemnification under Section 2.

         (ii) The Indemnitee's submission of a Request for Indemnification to the Board of Directors shall create a rebuttable presumption that the Indemnitee has met the
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         requirements set forth in Section 2 and, therefore, is entitled to indemnification thereunder. The directors, special legal counsel or shareholders, as the case may be, shall determine, within 30 days after submission of the Request for Indemnification, specifically that the Indemnitee is so entitled unless they or it possess clear and convincing evidence to rebut the foregoing presumption, which evidence shall be disclosed to the Indemnitee with particularity.

         6. Mandatory Indemnification for Reasonable Expenses upon Successful Defense. The Company shall indemnify Indemnitee against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director of the Company if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The reasonableness of the Indemnitee's expenses contemplated in this Section 6 shall be determined in any manner set forth in Section 5.

         7. Advancement of Reasonable Expenses. Reasonable expenses incurred by Indemnitee who was, is or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the Company, in advance of the final disposition of the proceeding, without the determination specified in Section 5 or the determination as to the reasonableness of such expenses contemplated in Sections 4 and 6, within 14 days after: the Company receives from Indemnitee, the Statement of Undertaking, substantially in the form of Exhibit B, in which Indemnitee shall state that he believes in good faith that he has met the standard of conduct necessary for indemnification under Section 2, and (ii) the Indemnitee, or any other person on behalf of Indemnitee, shall undertake to repay the amount paid or reimbursed by the Company if it is ultimately determined that he has not met those requirements or if it is ultimately determined that the indemnification of Indemnitee against expenses incurred by him in connection with that proceeding is prohibited by Section 5.

         8. Merger, Consolidation or Change in Control. If the Company is a constituent corporation in a merger or consolidation, whether the Company is the resulting or surviving corporation or is absorbed as a result thereof, or if there is a change in control of the Company, Indemnitee shall stand in the same position under this Agreement with respect to the resulting, surviving or changed corporation as Indemnitee would have with respect to the Company if its separate existence had continued or if there had been no change in the control of the Company.

         9. Certain Definitions. For the purposes of this Agreement, the following terms shall have the indicated meanings and understandings:

         9.1 "director" means any person who is or was a director of the Company and any person who, while an officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise;

         9.2     "expenses" include court costs and attorneys' fees;

         9.3 "officer" means any person who is or was an officer of the Company and any person who, while an officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent,
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         or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise;

         9.4     "official capacity"

                 (i) means when used with respect to a director, the office of director in the Company; and

                 (ii) means when used with respect to a person other than a director, the elective or appointive office in the Company held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Company; but

                 (iii) in both paragraphs 9.4(i) and 9.4(ii), does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise;

         9.5 "proceeding" means any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding; and

         9.6 "change of control" means any change in the ownership of a majority of the capital stock of the Company or in the composition of a majority of the members of the Board of Directors of the Company.

         10. Attorneys' Fees. If Indemnitee institutes any legal action to enforce Indemnitee's rights under this Agreement, or to recover damages for breach of this Agreement, Indemnitee, if Indemnitee prevails in whole or in part, shall be entitled to recover from the Company all fees and expenses (including attorneys' fees) incurred by Indemnitee in connection therewith.

         11. Amendments to Act. This Agreement is intended to provide indemnity to Indemnitee to the fullest extent allowed under Texas law. Accordingly, to the extent permitted by law, if the Act permits greater indemnity than the indemnity set forth herein, or if any amendment is made to the Act expanding the indemnity permissible under Texas law, the indemnity obligations contained herein automatically shall be expanded, without the necessity of action on the part of any party, to the extent necessary to provide to Indemnitee the fullest indemnity permissible under Texas law.

         12.     Miscellaneous Provisions.

         12.1 Survival. The provisions of this Agreement shall survive the termination of Indemnitee's service as a director of the Company.

         12.2 Entire Agreement. This Agreement constitute the full understanding of the Parties and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes all prior negotiations, understandings and agreements, whether written or oral, between the Parties, their
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         affiliates, and their respective principals, shareholders, directors, officers, employees, consultants and agents with respect thereto.

         12.3 Amendments and Waivers. No alteration, modification, amendment, change or waiver of any provision of this Agreement shall be effective or binding on any party hereto unless the same is in writing and is executed by all Parties hereto.

         12.4 Modification and Severability. If a court of competent jurisdiction declares that any provision of this Agreement is illegal, invalid or unenforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully legal, valid or enforceable. If such court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, then such provision shall be severed from this Agreement, this Agreement and the rights and obligations of the Parties hereto shall be construed as if this Agreement did not contain such severed provision, and this Agreement otherwise shall remain in full force and effect.

         12.5 Enforceability. This Agreement shall be enforceable by and against the Company, the Indemnitee and their respective executors, legal representatives, administrators, heirs, successors and assignees.

         12.6 Governing Law. This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of Texas without reference to the conflict-of-laws provisions thereof.

         12.7 Multiple Counterparts. This Agreement may be executed by the Parties hereto in multiple counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one and the same instrument.


The parties hereto have executed this Agreement to be effective as of December 4, 1996.

                                          COMPANY:

                                          MICHAEL HOLDINGS, INC.

                                          By:    /s/ GLENN D. HART
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                                          Name:  Glenn D. Hart
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                                          Title: Chief Executive Officer
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                                          INDEMNITEE:

                                          By:
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